SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                       July 2, 2003
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                            (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

       Delaware                         1-11661               13-3447441
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(State of Incorporation)              (Commission          (I.R.S. Employer
                                      File Number)        Identification No.)

745 Seventh Avenue
New York, New York                                    10019
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(Address of Principal Executive Offices)              (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.   Other Events and Regulation FD Disclosure
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     On July 2, 2003, Lehman ABS Corporation ("LABS") transferred $10,000,000 aggregate principal amount of 7 1/2% Notes due July 15, 2025, issued by American General Corporation (the "Underlying Securities") to the Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust (the "Trust") established by LABS, which issued Repackaged American General Floating Rate Trust Certificates, Series 2003-1 (the "Certificates") pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of July 2, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated June 20, 2003 (the "Underwriting Agreement"), between LABS and Lehman, as underwriter.

ITEM 7.   Financial Statements and Exhibits
          ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
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     4.1            Series Supplement, dated as of July 2, 2003, between
                    Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LEHMAN ABS CORPORATION


                                    By: /s/ Rene Canezin
                                        -----------------------------
                                        Name:  Rene Canezin
                                        Title: Senior Vice President

July 10, 2003


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INDEX TO EXHIBITS
    Exhibit No.                            Description
    -----------                            -----------

        4.1 Series Supplement, dated as of July 2, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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